Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, American General Institutional Capital A Capital Securities-Backed Series 2002-17

*CUSIP:	21988G353	Class A-1
	21988GCA2	Class A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2012.

INTEREST ACCOUNT

Balance as of December 1, 2011		$0.00
Scheduled Income received on securities		$2,800,559.35
Unscheduled Income received on securities		$0.00
Rounding Adjustment From Trustee		$0.01

LESS:
Distribution to Class A-1 Holders	-$	2,265,974.38
Distribution to Class A-2 Holders	-$	534,584.97
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of June 1, 2012		$0.00

PRINCIPAL ACCOUNT

Balance as of December 1, 2011		$0.00
Scheduled Principal received on securities		$0.00

LESS:
Distribution to Holders	-$	0.00
Balance as of June 1, 2012		$0.00

UNDERLYING SECURITIES HELD AS OF June 1, 2012

Principal Amount	Title of Security
$73,991,000	American General Institutional Capital A 7.57% Capital Securities, Series A due December 1, 2045
*CUSIP: 02637VAA6

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.